                                                                    EXHIBIT 21.1

TRIARC COMPANIES, INC.

LIST OF SUBSIDIARIES AS OF
MARCH 28, 2001

                                                              STATE OR JURISDICTION
SUBSIDIARY                                                    UNDER WHICH ORGANIZED
----------                                                    ---------------------
Arby's Acquisition, LLC                                             Delaware
    Arby's, Inc.                                                    Delaware
      Arby's Holdings, LLC                                          Delaware
        Arby's Finance, LLC                                         Delaware
          Arby's Franchise Trust                                    Delaware
        Arby's Brands, LLC                                          Delaware
        Arby's IP Holder Trust                                      Delaware
      Arby's Building and Construction Co.                           Georgia
      Arby's of Canada Inc.                                          Ontario
      ARHC, LLC                                                     Delaware
VA Funding Corp.                                                    Delaware
BNY Funding, LLC                                                    Delaware
Triarc Consumer Products Group, LLC                                 Delaware
      RCAC, LLC                                                     Delaware
Madison West Associates Corp.                                       Delaware
National Propane Corporation (1)                                    Delaware
    NPC Holding Corporation                                         Delaware
Citrus Acquisition Corporation                                       Florida
    Adams Packing Association, Inc. (formerly New Adams,
      Inc.)                                                         Delaware
Home Furnishing Acquisition Corporation                             Delaware
    1725 Contra Costa Property, Inc. (formerly Couroc of
      Monterey, Inc.)                                               Delaware
GVT Holdings, Inc. (2)                                              Delaware
    TXL Corp. (formerly Graniteville Company)                    South Carolina
SEPSCO, LLC                                                         Delaware
    Crystal Ice & Cold Storage, Inc.                                Delaware
Triarc Holdings 1, Inc.                                             Delaware
Triarc Holdings 2, Inc.                                             Delaware
Triarc Asset Management, LLC                                        Delaware
SYH Holdings, Inc. (formerly, Ramapo Holding Company, Inc.)         Delaware
280 Holdings, LLC                                                   Delaware
Triarc AGR Investments, LLC                                         Delaware
DSR Holdings, Inc.                                                  Delaware

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(1) 24.3% owned by SEPSCO, LLC and 75.7% owned by Triarc Companies, Inc.

(2) 50% owned by Triarc Companies, Inc. and 50% owned by SEPSCO, LLC.

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